As filed with the Securities and Exchange Commission on August 16, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Graphex Group Limited
(Exact name of Registrant as specified in its charter)
Cayman Islands	3624	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)
11/F COFCO Tower
262 Gloucester Road
Causeway Bay
Hong Kong
Tel: + 852 2559 9438
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Cogency Global, Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: + 1 (800) 494 5225
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Richard Morris, Esq. Wilson Williams, LLC 43 West 43rd Street Suite 130 New York, NY 10036-7424 (212) 859-5087	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-263330
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐
American Depository Shares representing ordinary shares of the registrant are registered on a Form F-6 registration statement under the Securities Act of 1933 (File No. 333-148643).
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, Graphex Group Limited, a company formed in the Cayman Islands (the “Registrant”), is filing this Registration Statement on Form F-1 with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1 (File No. 333-263330), which the Registrant initially filed with the Commission on March 7, 2022, as amended (as amended, the “Prior Registration Statement”) and which the Commission declared effective on August 16, 2022.
The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of American Depositary Shares represented by ordinary shares offered by the Registrant. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference into this Registration Statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX
5.1	Opinion of Appleby
5.2	Opinion of Wilson Williams, LLC
8.1	Opinion of Appleby regarding certain Cayman Islands tax matters (included in Exhibit 5.1).
23.1	Consent of Friedman LLP
23.2	Consent of Appleby (included in Exhibit 5.1)
23.3	Consent of Wilson Williams, LLC (included in Exhibit 5.2)
107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for Filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on August 16, 2022.
GRAPHEX GROUP LIMITED
By:
/s/ Andross Yick Yan Chan

Name:
Andross Yick Yan Chan

Title:
Chief Executive Officer and Director of the Board (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Graphex Group Limited hereby constitutes and appoints Patrick Hing Tat Lau and Andross Yick Yan Chan or either of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form F-1 of Graphex Group Limited and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Patrick Hing Tat Lau Patrick Hing Tat Lau	Chairman of the Board and Executive Director	August 16, 2022
/s/ Andross Yick Yan Chan Andross Yick Yan Chan	Chief Executive Officer and Executive Director (Principal Executive Officer)	August 16, 2022
/s/ Bin Qiu Bin Qiu	Executive Director	August 16, 2022
/s/ Lida Ma Lida Ma	Non-executive Director	August 16, 2022
/s/ Fong Sin Tam Ip Fong Sin Tam Ip	Independent Non-executive Director	August 16, 2022
/s/ Yucai Wang Yucai Wang	Independent Non-executive Director	August 16, 2022

Signature	Title	Date
/s/ Kwong Sang Liu Kwong Sang Liu	Independent Non-executive Director	August 16, 2022
/s/ Zhaodong Tang Zhaodong Tang	Independent Non-executive Director	August 16, 2022
/s/ Anthony Kaikwong Chan Anthony Kaikwong Chan	Independent Non-executive Director	August 16, 2022
/s/ Ka Hei Kwok Ka Hei Kwok	Company Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 16, 2022

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Graphex Group Limited has signed this registration statement on the 16th day of August, 2022.
Wilson Williams, LLC
/s/ Richard Morris Name: Richard Morris Title: Partner